UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: October 27, 2008

TRUSTCASH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

000-49838 (Commission File Number)	94-3381088 (IRS Employer Identification Number)

Kent Carasquero, Chief Executive Officer

475 Lenox Road, Suite 400, Atlanta, Georgia30326

(Address of principal executive offices)

(800) 975-5196

(Registrant's telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   •     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   •     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01      REGULATION FD DISCLOSURE

The information contained herein includes a press release attached as Exhibit 99 which is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. However, this information may be incorporated by reference in another filing under the Securities and Exchange Act of 1934 or the Securities Act of 1933 only if, and to the extent that, such subsequent filing specifically references the information incorporated by reference herein.

ITEM 8.01      OTHER EVENTS

On October 24, 2008, Trustcash Holdings, Inc. (the “Company”) filed a complaint against Gregory Moss, former CEO, CFO, principal accounting officer, and director, and Ayuda Funding, Corp. (“Ayuda”) in the United States District Court for the District of New Jersey. The complaint alleges that the defendants knowingly engaged in the illegal and fraudulent distribution of approximately 15,000,000 restricted shares of the Company’s common stock into the over-the-counter public market. The Company seeks (i) an injunction restraining the defendants from selling additional shares, (ii) monetary damages to be determined at trial, and (iii) to restrain the removal of a restrictive legend from additional shares, held in the name of Mr. Moss.

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ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

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(d)     Exhibits

The following exhibits are filed herewith:

99     Press release regarding the complaint filed by the Company against Gregory Moss and Ayuda Funding, Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trustcash Holdings, Inc.

By: /s/ Kent Carasquero                              October 28, 2008

Name: Kent Carasquero

Title: Chief Executive Officer